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                                                                    Exhibit 10.b

     233 South Wacker Drive, Suite 2800
     Chicago, Illinois 60606
     Tel 312-234-2732
     Fax 312-234-3160

NationsBank

TO:    Response Oncology, Inc.
       1775 Moriah Woods Blvd.
       Memphis, TN 38117

ATTN:  Mary Clements
PHONE: 901-761-7000
FAX:   901-763-7045

FROM:  NationsBank, N.A.
       233 South Wacker Drive - Suite 2800
       Chicago, Illinois 60606
       Mike Allison/John Dewaschinski

Date:  25JUN99

Our Reference No. 912138  1039973

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below in paragraph 1 (the "Agreement").

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc.) ("ISDA") (the "Definitions")) are Incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Without prejudice to the preceding sentence, references in this Confirmation to the Transaction shall for the purposes of the Definitions mean the Swap Transaction.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of May 12, 1997, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below,

     In this Confirmation "Party A" means NationsBank, N.A., and "Party B" means Response Oncology, Inc.

     2. The terms of this Swap Transaction to which this Confirmation relates are as follows:

     Trade Date:          24JUN99
     Effective Date:      01JUL99
     Termination Date:    01JUL00 subject to adjustment in accordance with the
                          Modified Following Business Day Convention


Fixed Amounts:

     Fixed Rate Payer:    Party B

     Fixed Rate Payer
     Currency Amount:     USD 18,000,000.00

     Fixed Rate Payer
     Payment Dates:       The 1st of each January, April, July and October,
                          commencing 01OCT99 and ending 01JUL00, subject to adjustment in accordance with the Modified Following
                          Business Day Convention.

     Business Days:       New York, London

     Fixed Rate:          5.93000%


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     Fixed Rate Day
     Count Fraction:         Actual/360

Floating Amounts:

     Floating Rate Payer:    Party A

     Floating Rate Payer
     Currency Amount:        USD 18,000,000.00

     Floating Rate Payer
     Payment Dates:          The 1st of each January, April, July and October,
                             commencing 01OCT99 and ending 01JUL00, subject to adjustment in accordance with the Modified
                             Following Business Day Convention.

     Business Days:          New York, London

     Floating Rate for
     Initial Calculation
     Period:                 TO BE SET

     Floating Rate Option:   USD-LIBOR-BBA

     Designated Maturity:    3 Month

     Spread:                 None

     Floating Rate Day
     Count Fraction:         Actual/360

     Reset Dates:            The first day of each Calculation Period

     Averaging:              Inapplicable

     Compounding:            Inapplicable

     Calculation Agent:      NationsBank, N.A.

3.   Recording of
     Conversations:          Each party to this Agreement acknowledges and
                             agrees to the tape or electronic recording of conversations between the parties to this Agreement whether by one or other or both of the parties, and that any such recordings may be submitted in evidence in any action or proceeding relating to the Agreement or any Transaction.

4.   Account Details:

     Payments to NationsBank, N.A.:
                  USD
We will debit your account,
     NAME:     NATIONSBANK TN
     ABA #:    064000020
     ACCT:
          RESPONSE ONCOLOGY




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     Payment to Response Oncology, Inc.
               USD
     NAME:     NATIONSBANK TN
     CITY:     NASHVILLE
     ABA #:    064000020
     ATTN:     NABKUS3ANAS
     NAME:     RESPONSE ONCOLOGY
     ACCT:


5. Offices:
     The Office of NationsBank, N.A. for this Swap Transaction is: Charlotte, NC

     The Office of Response Oncology, Inc. for this Swap Transaction is:
     Tennessee, USA


   Credit Support Document: As per Agreement (and Credit Support Annex if applicable).


     Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of Swaps Documentation Group at Fax No. (312) 234-2543 or (312) 234-3160. Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.


Yours Sincerely,

NationsBank, N.A.

By /s/ Louis B. Conrad
   ----------------------
   Senior Vice President

Authorized Signatory

Accepted and confirmed as of the date first written:

Response Oncology, Inc.

By /s/ Mary E. Clements
   --------------------

Name:  Mary E. Clements
       ----------------

Title: Chief Financial Officer
       -----------------------

Our Reference # 912138